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                                                                     Exhibit 4.7

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                            COLE NATIONAL GROUP, INC.




                                       And




                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                                   as Trustee





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                          SECOND SUPPLEMENTAL INDENTURE

                                   dated as of
                               September 15, 1997

                       ----------------------------------




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                          SECOND SUPPLEMENTAL INDENTURE

         THIS SECOND SUPPLEMENTAL INDENTURE, dated as of September 15, 1997 ("THIS SECOND SUPPLEMENTAL INDENTURE"), is made by and between COLE NATIONAL GROUP, INC., a corporation duly formed and validly existing under the laws of the State of Delaware (the "ISSUER"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as trustee (the "TRUSTEE").

                                    RECITALS:

         A. The Issuer and the Trustee have entered into an Indenture, dated as of September 30, 1993, as amended by a First Supplemental Indenture, dated as of August 14, 1997 (as so amended, the "INDENTURE").

         B. Pursuant to the Indenture, the Issuer issued and the Trustee authenticated and delivered $190,000,000 aggregate principal amount of the Issuer's 11 1/4% Senior Notes due 2001 (the "SECURITIES").

         C. Section 9.02 of the Indenture provides, among other things, that with the written consent of the Securityholders of not less than a majority in aggregate principal amount of the Securities then outstanding (the "REQUISITE CONSENTS"), the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee, may from time to time amend or supplement the Indenture, subject to certain exceptions specified in Section 9.02 of the Indenture.

         D. The Issuer has established August 8, 1997 as the record date for the solicitation of certain consents from the Securityholders pursuant to a Consent Solicitation and Tender Offer Statement dated August 15, 1997 (the "STATEMENT"), a true and correct copy of which has been made available to the Trustee.

         E. Pursuant to the Statement, the Issuer has obtained and caused to be furnished to the Trustee the Requisite Consents to the amendments to the Indenture described in the Statement, whereby (i) certain covenants contained in the Indenture with respect to limitations on payments, limitations on indebtedness and preferred stock, limitations on dividend restrictions affecting subsidiaries, limitations on sales of assets and subsidiary stock, limitations on transactions with affiliates, limitations on liens and requirements for a Change of Control Offer will be eliminated and (ii) compliance certificate requirements will be modified to delete references to the Indenture provisions being deleted.

         F. This Second Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Issuer.

         G. The Issuer has delivered, or caused to be delivered, to the Trustee, the Requisite Consents obtained pursuant to the Statement, as well as an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent and covenants, if any, provided for in the Indenture relating to this Second Supplemental Indenture have been satisfied.

         NOW THEREFORE, each party agrees for the benefit of the other party and for the equal and ratable benefit of all Securityholders, as follows:

                                   AGREEMENT:

         SECTION 1. DEFINITIONS. Capitalized terms used in this Second Supplemental Indenture and not otherwise defined herein have the meanings given them in the Indenture.

         SECTION 2. DELETION OF CERTAIN SECTIONS OF THE INDENTURE. The following sections containing restrictive covenants are deleted from the Indenture in their entirety:

         Section 4.07.   Limitations on Restricted Payments.
         Section 4.08. Limitations on Dividend Restrictions Affecting Subsidiaries.

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         Section 4.09.   Limitations on Indebtedness and Preferred Stock.
         Section 4.10.   Limitations on Sale of Assets and Subsidiary Stock.
         Section 4.11.   Limitations on Transactions with Affiliates.
         Section 4.12.   Limitations on Liens.
         Section 4.14.   Change of Control.

         SECTION 3. DELETION OF REFERENCES TO DELETED SECTIONS. Section 4.04(b) of the Indenture is modified by deleting all references therein to Sections 4.07, 4.08, 4.09, 4.10. 4.11, 4.12 and 4.14 of the Indenture.

         SECTION 4. MISCELLANEOUS.

         4.1. EFFECT AND OPERATION OF SECOND SUPPLEMENTAL INDENTURE. This Second Supplemental Indenture shall be effective upon the execution and delivery hereof by the Issuer and the Trustee, but the amendments to the Indenture provided for in Sections 2 and 3 hereof will not become operative until Securities are accepted for purchase by the Issuer pursuant to the Offer (as defined in the Statement). Confirmation that such amendments have become operative shall be evidenced by the execution by the Issuer and the Trustee of the Confirmation which is appended hereto. When this Second Supplemental Indenture is effective and such amendments become operative, the Indenture shall be supplemented and amended in accordance herewith, and this Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Security heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby. Except as supplemented and amended hereby, all provisions of the Indenture shall remain in full force and effect.


         4.2. INDENTURE AND SUPPLEMENTAL INDENTURES CONSTRUED TOGETHER. This Second Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Second Supplemental Indenture shall henceforth be read and construed together.

         4.3. CONFIRMATION AND PRESERVATION OF THE INDENTURE. The Indenture as supplemented by this Second Supplemental Indenture is in all respects confirmed and preserved.

         4.4. CONFLICT WITH TRUST INDENTURE ACT. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939, as amended (the "ACT"), that is required under such Act to be part of and govern any provision of this Second Supplemental Indenture, the provision of such Act shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the Act that may be so modified or excluded, the provisions of the Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Second Supplemental Indenture, as the case may be.

         4.5. SEPARABILITY CLAUSE. In case any provision of this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         4.6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         4.7. BENEFITS OF SECOND SUPPLEMENTAL INDENTURE. Nothing in the Indenture, this Second Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder, and the Securityholders, any benefit of any legal or equitable right, remedy or claim under the Indenture as supplemented and amended hereby or the Securities.

         4.8. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Second Supplemental Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

         4.9. NEW YORK LAW TO GOVERN. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS OF SAID STATE, EXCEPT AS MAY OTHERWISE BE REQUIRED BY MANDATORY PROVISIONS OF LAW.


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         4.10. COUNTERPARTS. This Second Supplemental Indenture may be executed in counterparts, each of which shall be an original, but all such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date and the year first above written.


                            COLE NATIONAL GROUP, INC.


                             BY: /s/ JOSEPH GAGLIOTI
                                 --------------------------------
                                      NAME: JOSEPH GAGLIOTI
                                      TITLE: TREASURER


                             NORWEST BANK MINNESOTA,
                                      NATIONAL ASSOCIATION,
                                      AS TRUSTEE


                             BY: /s/ JANE Y. SCHWEIGER
                                 --------------------------------
                                      NAME:  JANE Y. SCHWEIGER
                                      TITLE:  CORPORATE TRUST OFFICER


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                                  CONFIRMATION

         The undersigned hereby confirm that the amendments provided for in the foregoing Second Supplemental Indenture have become operative, as contemplated by Section 4.1 thereof, on September 15, 1997.


                             COLE NATIONAL GROUP, INC.


                             BY: /s/ JOSEPH GAGLIOTI
                                 --------------------------------
                                      NAME: JOSEPH GAGLIOTI
                                      TITLE: TREASURER


                             NORWEST BANK MINNESOTA,
                                      NATIONAL ASSOCIATION,
                                      AS TRUSTEE


                             BY: /s/ JANE Y. SCHWEIGER
                                 --------------------------------
                                      NAME:  JANE Y. SCHWEIGER
                                      TITLE:  CORPORATE TRUST OFFICER